EXHIBIT 2



                       GAP COINVESTMENT PARTNERS II, L.P.
                                3 PICKWICK PLAZA
                               GREENWICH, CT 06830


                                                                 January 4, 2005


                                POWER OF ATTORNEY

                  The undersigned, GAP Coinvestment Partners II, L.P., a Delaware limited partnership, with its principal office at 3 Pickwick Plaza, Greenwich, Connecticut, United States of America (the "Partnership"), by its Managing General Partner, Steven A. Denning, a U.S. citizen, of full legal age, hereby constitutes and appoints Thomas J. Murphy, a U.S. citizen, of full legal age, its true and lawful attorney-in-fact and agent, in any and all capacities, to execute and deliver any and all documents and instruments and to make any governmental filings on behalf of the Partnership as fully to all intents and purposes as a General Partner of the Partnership might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done. This power of attorney shall expire on January 6, 2006.


                                          GAP COINVESTMENT PARTNERS II, L.P.

                                          By: /s/  Steven A. Denning
                                              ---------------------------------
                                              Steven A. Denning
                                              Managing General Partner


STATE OF CONNECTICUT                )
                                            : ss.
COUNTY OF FAIRFIELD                 )


                  On the 4th day of January 2005, before me personally came Steven A. Denning, to me known, and known to me to be the individual described in, and who executed the foregoing document, and he acknowledged to me that he executed the same.


/s/  Natalie J. Wagner
-------------------------------
       Notary Public